                                                                    EXHIBIT (21)
                            FIRST UNION CORPORATION
                             LIST OF SUBSIDIARIES*
Begley Drug, Inc. (38.6%)***
Capitol Finance Group, Inc.
     Advance Insurance Agency, Inc.
     Capitol Credit Plan of Georgia, Inc.
     Capitol Credit Plan of N.C., Inc.
     Capitol Credit Plan of S.C., Inc.
     Capitol Credit Plan of Tennessee, Inc.
     Capitol Credit Plan of Virginia, Inc.
     Capitol Financial Services, Inc. of N.C.
     Capitol Lease Plan Corp.
     Capitol Mortgage Plan Corporation
     Capitol Mortgage Plan of Virginia, Inc.
First American Data Services, Inc.
First Card Corporation
First Union Community Development Corporation
     Parkchester Limited Partnership (99%)
First Union Corporation of Georgia
     DFS Service, Inc.
        Composite LTD, II (90%)
     First Union National Bank of Georgia**
        DF Southeastern Mortgage, Inc.
        GABK Holdings, Inc.
        GF Mortgage Corporation
        HHS Property Corporation
     Georgia Associated Services, Inc.
        Rainforest Associates (50%)
     GF Data Corporation
     GF Title Corporation
     The GF Group, Inc.
        Associated Financial Corporation
          Grogan's Bluff Venture (50%)
First Union Corporation of Florida
     ABCA, Inc.
        Melbourne Atlantic Venture Partners (20%)
     First Union National Bank of Florida**
        Alden Pond, Inc.
        Bart, Inc.
        CIMC, Inc.
        Devlan, Inc.
        First Union Bank and Trust Company (Cayman) Ltd.
        FNB Properties, Inc.
        Ft. Lauderdale Days Inn, Inc.
        General Homes Corp. (9.205%)***
        Hidden Hills Golf & Country Club, Inc.
        O.R.E.O., Inc.
        Seval, Inc.
        Ski, Inc.
        Sunsteps, Inc.
        Taroc, Inc.
                            FIRST UNION CORPORATION
                       LIST OF SUBSIDIARIES* -- CONTINUED
        TEQ, Inc.
        WSI, Inc.
     Florida National Insurance Services, Inc.
     Meritor Service Corporation of Florida, Inc.
First Union Corporation of North Carolina
First Union Corporation of South Carolina
     First Union National Bank of South Carolina**
        First Service Corporation of South Carolina
          Arrowwood Associates (50%)
        SCBK Holdings, Inc.
First Union Corporation of Virginia****
     Atlantic Venture Partners II, L.P. (5.44%)
     First Union Corporation of Tennessee
        First Union National Bank of Tennessee**
          ACB Services, Inc
          Professional Asset Management in Tennessee, Inc.
     First Union National Bank of Virginia**
        Arbor Glenn L.P. (99%)
        Dominion Aviation, Inc.
        Dominion Bankshares Properties, Inc.
        Dominion Bankshares Services, Inc.
        Dominion Farm Loan Corporation
        Dominion Investment Banking, Inc.
        First Union Capital Partners, Inc.
          Atlantic Spinners, Inc. (12.5%)
          Chattem, Inc. (25.6%)
          Petstuff, Inc. (5.3%)
        International Progress, Inc. (50%)
          Mountain Falls Park, Inc.
        Lafayette Family L.P. (99%)
        Professional Asset Management in VA, Inc.
        Shenandoah Valley Properties L.P. (99%)
          Craigmont II, L.P. (99%)
          Elkmont Partners, L.P. (99%)
          Willow Lake Partners, L.P. (99%)
          Grottoes Partners L.P. (99%)
        WM Equity, Inc.
        WNB Corporation
     First Union National Bank of Washington, D.C.**
        DC Residential, Inc.
        D & G Recoveries Corporation
        FAPM - Diversified, Inc. (52.9% owned by First Union National
              Bank of Washington, D.C.; 47.1% owned by First
              American Properties of Maryland, Inc.)
        First Properties Associates, Inc.
        NA Properties of Virginia, Inc.
        Sully Asset Corporation
        WOSH, Inc. (65% owned by First Union National Bank of
              Washington, D.C.; 35% owned by First Union National Bank of Maryland)
     Maryland Bankshares, Inc.
        First Union National Bank of Maryland**
                            FIRST UNION CORPORATION
                       LIST OF SUBSIDIARIES* -- CONTINUED
          DBMD Services, Inc.
          First American Properties of Maryland, Inc.
              FAPM I Inc.
              FAPM - Diversified, Inc. (47.1% owned by First American
                 Properties of Maryland, Inc.; 52.9% owned by First Union National Bank of Washington, D. C.)
              MD Residential, Inc.
          WOSH, Inc. (35% owned by First Union National Bank of Maryland;
                 65% owned by First Union National Bank of Washington, D. C.) First Union Development Corporation
     CK-Southern Associates Pound2, Limited Partnership (33 1/3%)
First Union Export Trading Company
First Union Futures Corporation
First Union Mortgage Corporation
     Corinthian Development Corporation
     Farmington, Incorporated
        Asbury Village Associates (50%)
        Ghent-Farmington Associates (50%)
        Haverhill-Summit Limited Partnership (50%)
        Providence/Summit Limited Partnership (50%)
        Providence II/Summit Limited Partnership (50%)
        Sangaree Services Corp.
     First Union Insurance Group of South Carolina, Inc.
     First Union Placements, Inc.
     First Union Title Corporation
     R.B.C. Corporation
     Slate Stone Hills, Incorporated
     The Fairfax Corporation
        Fairfax Management Corporation
        Interchange Partners (50%)
        North Ridge, Inc. (50%)
        Real Estate Consultants of the South, Inc.
First Union National Bank of North Carolina**
     100 Block Associates Limited Partnership (93.75%)
     Club Head Management Corp.
     First Stratford Partnership (40%)
     First Union Brokerage Services, Inc.
     First Union Commercial Corporation
        First Wells Fargo Leasing Partnership (90%)
        Multiplex Leasing Partners (90%)
     First Union Home Equity Corporation
        First Union Home Equity Corporation of Iowa
     First Union International Banking Corporation
     First Union Investment Corporation
     First Union Mortgage Securities, Inc.
     FUNB Corporation
     Gainsborough Corporation
     GGL, Inc.***
        C4 Media Cable South, Limited Partnership (50%)***
        Novaten Communications, Inc. (50%)***
     MHD, Inc.***
First Union Securities, Inc.
                            FIRST UNION CORPORATION
                       LIST OF SUBSIDIARIES* -- CONTINUED
First Union Transportation Services, Inc.
General Financial Life Insurance Company
Queen City Special Company B
Southeast Switch, Inc. (19.88%)
Tryon Management, Inc.
Washington Bankshares, Inc.****
     * Wholly-owned unless otherwise indicated.
     ** Wholly-owned except for directors' qualifying shares.
     *** Interest acquired or subsidiary formed in connection with debts previously contracted other than those involving other real estated owned (OREO).
     **** Washington Bankshares, Inc. received 134 shares of Class B stock of
          First Union Corporation of Virginia in connection with the merger of its subsidiary, First American Bank, N.A., into Dominion Bank of Washington, N.A. (now First Union National Bank of Washington, D.C.).
     February 15, 1994